SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):      July 7, 2006 (July 3, 2006)
Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

400 Galleria Parkway, Suite 300, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      (678) 589-3500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sale of Equity Securities.
     On July 3, 2006, Verso Technologies, Inc., a Minnesota corporation (the “Company”), issued an aggregate of 237,534 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), to the holders of the 6% Senior Unsecured Convertible Debentures issued by the Company on February 4, 2005 (the “Debentures”). The Company issued the Shares pursuant to the terms of the Debentures in full satisfaction of its obligation to make the $230,343.75 quarterly interest payment in respect of the Debentures which was otherwise required to be paid in cash.
     The Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon representations made by the holders of the Debentures regarding their investment intent and sophistication, among other things.
     Following the issuance of the Shares, the exercise price of the Series A Warrants to purchase shares of Common Stock issued by the Company on February 4, 2005 was reduced to $2.89 per share in accordance with the terms thereof.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.

	By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer and Executive Vice President

Dated: July 7, 2006